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Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

GLP Capital, L.P.
GLP Financing II, Inc.

Offers to Exchange

$550,000,000 aggregate principal amount of 4.375% Senior Notes due 2018
(CUSIPs 361841 AA7 and U34073 AA1)
for $550,000,000 aggregate principal amount of 4.375% Senior Notes due 2018
(CUSIP 361841 AB5)
which have been registered under the Securities Act of 1933, as amended.

$1,000,000,000 aggregate principal amount of 4.875% Senior Notes due 2020
(CUSIPs 361841 AC3 and U34073 AB9)
for $1,000,000,000 aggregate principal amount of 4.875% Senior Notes due 2020
(CUSIP 361841 AD1)
which have been registered under the Securities Act of 1933, as amended.

$500,000,000 aggregate principal amount of 5.375% Senior Notes due 2023
(CUSIPs 361841 AE9 and U34073 AC7)
for $500,000,000 aggregate principal amount of 5.375% Senior Notes due 2023
(CUSIP 361841 AF6)
which have been registered under the Securities Act of 1933, as amended.

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON                        , 2014, UNLESS THE ISSUERS EXTEND OR EARLIER TERMINATE AN EXCHANGE OFFER. IF THE ISSUERS EXTEND AN EXCHANGE OFFER, THE TERM "EXPIRATION DATE" MEANS THE LATEST TIME AND DATE TO WHICH SUCH EXCHANGE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

              This form or one substantially equivalent hereto must be used to accept an offer (each, an "Exchange Offer") of GLP Capital, L.P. and GLP Financing II, Inc. (the "Issuers") to exchange an aggregate principal amount of up to $550,000,000 of 4.375% Senior Notes due 2018 of the Issuers issued on October 30, 2013, $1,000,000,000 of 4.875% Senior Notes due 2020 of the Issuers issued on October 31, 2013, and $500,000,000 of 5.375% Senior Notes due 2023 of the Issuers issued on October 30, 2013 (the "Old Notes") for 4.375% Senior Notes due 2018, 4.875% Senior Notes due 2020, and 5.375% Senior Notes due 2023, respectively, of the Issuers that have been registered under the Securities Act of 1933, as amended (the "New Notes"), upon the terms and subject to the conditions set forth in the Prospectus, dated                        , 2014 (the "Prospectus") and the related Letter of Transmittal (the "Letter of Transmittal"), if certificates for the Old Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Wells Fargo Bank, National Association, as exchange agent (the "Exchange Agent"), prior to the Expiration Date. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the applicable Exchange Offer, a completed, signed and dated Letter of Transmittal, or facsimile thereof or Agent's Message in lieu thereof, must also be received by the Exchange Agent prior to the Expiration Date. Capitalized terms not defined herein shall have the respective meanings set forth in the Prospectus.

Delivery To: Wells Fargo Bank, National Association, Exchange Agent

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:	In Person by Hand Only:
WELLS FARGO BANK N.A.	WELLS FARGO BANK N.A.	WELLS FARGO BANK N.A.
Corporate Trust Operations	Corporate Trust Operations	12th Floor-Northstar East Building
MAC N9303-121	MAC N9303-121	Corporate Trust Operations
PO Box 1517	Sixth & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55479
By Facsimile (for Eligible Institutions only):		For Information or Confirmation by Telephone:
(612) 667-6282		(800) 344-5128

              DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

              This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by a "Medallion Signature Guarantor" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

              Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which the undersigned hereby acknowledges, the undersigned hereby tenders to the Issuers the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures described in "The Exchange Offers—Guaranteed Delivery Procedures" section of the Prospectus.

Aggregate Principal Amount of Old Notes Tendered (must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000)

Name(s) of Holders

Name of Eligible Guarantor Institution Guaranteeing Delivery
Provide the following information for Old Notes certificates to be delivered to the Exchange Agent:

Name of Tendering Institution

DTC Account Number

ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

  PLEASE SIGN HERE

X	Date
X	Date
Signature(s) of Owner(s) or Authorized Signatory

Area Code and Telephone Number

The Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Old Notes certificate(s), or if signed by a person other than the registered holder(s) of any certificate(s), such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, and such certificate(s) must be guaranteed by an Eligible Institution. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Issuers, submit proper evidence satisfactory to the Issuers of such person's authority to so act. Please print name(s) and address(es).

Name(s)

Capacity

Address(es)

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 GUARANTEE

(Not to be Used for Signature Guarantees)

              The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in "The Exchange Offers—Guaranteed Delivery Procedures" section of the Prospectus, together with one or more properly and duly executed Letters of Transmittal, or facsimile thereof or Agent's Message in lieu thereof, and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the Expiration Date.

Name of Firm	Authorized Signature
Address	Title

Name:
Zip Code		(Please Type or Print)

Area Code and Tel. No:	Dated:

NOTE:
DO NOT SEND THE PHYSICAL CERTIFICATES REPRESENTING OLD NOTES WITH THIS NOTICE. SUCH PHYSICAL CERTIFICATES SHOULD BE SENT TO THE EXCHANGE AGENT, TOGETHER WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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GUARANTEE